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                                                                     Exhibit 5


                           Opinion of Stevens & Lee


Board of Directors
BCB Financial Services Corporation
Heritage Bancorp, Inc.

     Re:  Registration Statement on Form S-4
          (SEC File No. 333-44697)

Gentlemen:

     In connection with the proposed statutory Consolidation (the "Consolidation") by BCB Financial Services Corporation ("BCB") and Heritage Bancorp, Inc. ("Heritage") into a new holding company (the "Holding Company") and the issuance of up to 9,965,849 shares of the Holding Company's common stock, par value $1.00 per share (the "Common Stock"), covered by the joint Registration Statement on Form S-4 (No. 333-44697) of BCB and Heritage (the "Registration Statement") we have reviewed the following:

     1.   the Articles of Incorporation of the Holding Company;

     2.   the Bylaws of the Holding Company;

     3. proposed Articles of Consolidation to be filed in the Pennsylvania Department of State in connection with the Consolidation;

     4.   the Registration Statement;

     5. Resolutions of the Board of Directors of BCB dated November 18, 1997, approving the Agreement (as defined in Registration Statement);

     6. Resolutions of the Board of Directors of Heritage dated November 18, 1997 approving the Agreement; and

     7.   copies of the certificates representing shares of the Common Stock.

     Based upon our review of such documents it is our opinion that:

     1. Upon filing Articles of Consolidation in the Department of State of the Commonwealth of Pennsylvania in connection with the Consolidation, the Holding Company will be duly incorporated under the laws of the Commonwealth of Pennsylvania and will be validly existing and in good standing under the laws of such Commonwealth.

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Board of Directors
March 6, 1998
Page 2


     2. Upon filing Articles of Consolidation in the Department of State of the Commonwealth of Pennsylvania in connection with the Consolidation, the 9,965,849 shares of Common Stock covered by the Registration Statement will have been duly authorized and when issued in exchange for the common stock of Heritage and the common stock of BCB pursuant to the terms described in the Registration Statement, will be legally issued by the Holding Company and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related prospectus/proxy statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              STEVENS & LEE